Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Tomasello, and I, Francis X. McCarthy certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report of AG&E Holdings Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2018:

(1)	Fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	That the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2018	By:	/s/ ANTHONY TOMASELLO

Anthony Tomasello
President &
Chief Executive Officer

Date: August 14, 2018	By:	/s/ FRANCIS X. MCCARTHY

Francis X. McCarthy
Chief Financial Officer, Secretary &Treasurer